UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2019 (February 7, 2019)

Gladstone Capital Corporation

(Exact name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 7, 2019, Gladstone Capital Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy, stockholders holding an aggregate of 25,821,026 shares of the Company’s common stock and 1,557,100 shares of the Company’s preferred stock.

The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.

The following individuals were elected as directors, Paul W. Adelgren, David Gladstone and John H. Outland, elected by the holders of common stock and preferred stock, voting together as a single class, to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified, by the following vote:

	For	Withheld	Broker Non-Votes
Paul W. Adelgren	8,231,108	1,141,665	18,005,353
David Gladstone	8,804,110	568,663	18,005,353
John H. Outland	8,619,814	752,959	18,005,353

2.

The ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2019, by the following vote.

For	Against	Abstain	Broker Non-Votes
26,831,375	378,398	168,353	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE CAPITAL CORPORATION (Registrant)

	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
February 11, 2019		Chief Financial Officer and Treasurer